Exhibit 99.1

CapStar Announces Expansion of Share Repurchase Program and

Ability to Conduct Privately Negotiated Transactions

NASHVILLE, TN, September 6, 2019 (GlobeNewswire) CapStar Financial Holdings, Inc. (the “Company”) (NASDAQ:CSTR) announced today that its board of directors has authorized the expansion of the Company’s existing stock repurchase program to allow for the repurchase of additional shares of the Company’s issued and outstanding common stock. Under the expansion, the amount of common stock the Company is authorized to repurchase has been increased from approximately $2.2 million, the amount remaining in the existing stock repurchase program, to $11 million. The Company had repurchased approximately $5.8 million of shares under the existing stock repurchase program.

Repurchases of the Company’s common stock will continue to be made in accordance with applicable laws and may be made from time to time in the open market, through privately negotiated transactions or otherwise. The repurchase program will remain in effect until the maximum authorized dollar amount of shares of common stock has been repurchased. The Company intends to fund the expanded repurchase program with a combination of cash on hand and cash generated from operations.

The share repurchase program may be extended, modified, amended, suspended or discontinued at any time at the Company’s discretion and does not commit the Company to repurchase shares of its common stock. The actual timing of any repurchases and the number and price of the shares to be repurchased under the program will be determined by the Company at its discretion and will depend on a number of factors, including the performance of the Company’s share price, the Company’s ongoing capital planning considerations, general market and other conditions, applicable legal requirements and compliance with the terms of the Company’s outstanding indebtedness.

Additionally, the Company’s board of directors authorized the Company to repurchase shares in privately-negotiated transactions with directors, officers and shareholders of the Company.

About CapStar Financial Holdings, Inc.

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank. CapStar Bank is a commercial bank that seeks to establish and maintain comprehensive relationships with its clients by delivering customized and creative banking solutions and superior client service. As of June 30, 2019, on a consolidated basis, CapStar had total assets of $2.02 billion, gross loans of $1.44 billion, total deposits of $1.72 billion, and shareholders’ equity of $262.66 million. Visit www.capstarbank.com for more information.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the terms, timing, logistics and conditions of the repurchase program, the Company’s compliance with applicable law in connection with the administration of the repurchase program and the Company’s utilization of the repurchase program.

Forward-looking statements are subject to many risks and uncertainties, including, but not limited to, the risks detailed from time to time in the Company’s periodic and current reports filed with the Securities and Exchange Commission, including those factors included in the Company’s most recent Annual Report on Form 10-K under the headings “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions investors that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Accordingly, investors should not place undue reliance on any such forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.